Exhibit 10.12

LOAN CONTRACT OF WORKING CAPITAL

2010 LINSHANG YISHUIZHI JIE 039#

LINSHANG BANK

Lender:	Linshang Bank Co., Ltd Yishui Branch

(hereinafter referred: Party A)

Add:	81#Changan zhong RD. Yishui County

Tel:	7122008

Principal:	WANG XINJUN

Borrower:	Shandong Longkong Travel Development Co., Ltd

(hereinafter referred: Party B)

Add:	west to YongFu Village,

Yaodianzi Town, Yishui County

Tel:	2553951

Corporate Representative:	ZHANG SHANJIU

Guarantor:	Linyi Middle & small Scale Enterprise

Credit Guarantee Co., Ltd

(hereinafter referred: Party C)

Add:	201# Yizhou RD.

Lanshan Distict, Linyi City
Tel:

Corporate Representative:	WANG SHUHE

To meet the need of business operating, Party B hereby determines to apply for a Loan from Party A. Party A agrees to issue a Loan to Party B, and Party C Agrees to provide a Guarantee to Party A. To confirm the rights and obligations among the parties, three parties reach the contract under an equal negotiation following the Contract Law, General Loan Rules, Property Law, and other relevant laws and regulations of PRC.

Article 1: Loan Type

The type of the loan is short term working capital loan

Article 2: Loan Purpose

1.	The purpose of the loan is: facilities maintenance

2.	Without consent in writing from Party A, the Party B shall not change the loan purpose stipulated under contract.

Article 3: Amount and Period of Loan

1.	The loan amount under the contract is RMB (in words) Five million Yuan (in number) 5,000,000.00 Yuan.

2.	The period of the loan under the contract is 12 months, starting from the date of 28-5-2010 to 28-5-2011.

3.
The loan amount, loan commerce date, expiring date under the contract is deferent from the loan voucher, the record on the loan voucher shall be regarded as accurate. Other records shall be based on the Contract. The loan voucher shall be regarded as a part of the contract, has the same legal effect with the Contract.

Article 4: Loan Interest and Interest Calculation

1.
The monthly interest rate is 6.6375‰ under the contract starting from the date when loan transferred to Party B’s account till the principal and interest are repaid up. The interest shall be calculated by days and repaid by months

2.	Interest repay- day is the 20th of each month.

3.	Party B repays in advance with consent from Party A, the interest shall be concluded in accordance with the interest rate and the exact using period of the loan.

4.
If the interest rate under the contract is same with the Basis Interest Rate (or float down), POC rises the Basis Interest Rate, the loan interest rate shall be risen in phase; the Basis Interest Rate floats down, the contract interest rate shall be taken.

Article 5: Repayment

1.	Party B shall repay the loan interest in full amount in time, and the following repayment mode 2 shall be taken:

(1)	Repaying by installments: Party B repays Party A every _____ months in a mount of ________ on the date of__________.

(2)	One-off repayment: Party B repays Party in a lump sum on due day.

2. Party B shall deposit sufficient money for the term payment in the sole account opened with Party A on the date of interest repay-day or principal repay-day. Party A is entitled to deduct the money from the sole account on the date that engaged interest repay-day or principal repay-day under the contract.

Article 6: Rights and Obligation of Party A

1.	Party A may check and review such information of both Party B and Party C: business operation, financial situation, inventory and loan using status.

2.
Party B fails to repay the due loan (including declared loan withdrawal in advance), Party A has a right deduct the money from any account that Party B or Party C opened with Party A; the money be deducted as to repayment contains of principal, interest, overdue interest, penalty interest, compound interest, compensation, lawsuit expenses, attorney fees and the cost causes to Party A to realizing creditor’s right.

3.
 If Party B or Party C evades Party A’s supervising or delays to repay loan or other illegal operation, Party A has a right to take a credit sanction; inform certain authorities, and upload the contract-breach information to enterprise and personal credit recording system that set by PBC; or publish a claim announcement on a public media.

4.	Party A shall release the loan to Party B in a full amount in time pursuant to the contract (exception: delay caused by Party B and Party C).

Article 7: Party B’s rights and obligations

1.	Party B has a right to obtain and use the loan from Party A under the Contract.

2.	Party B shall repay the principal and interest on time under the contract.

3.
Party B shall provide to Party A: the latest true proof documents of the property, financial statement and other relevant documents and information; and provide Party A necessary assistance to review the business operating, financial situation and using status of the loan under the contract.

4.	Party B shall bear relevant cost and expenses. Including but not limited to, the cost for notarization, verification, evaluation, registration.

5.	Party B fails to repay the due principal and interest or that declared due in advance, Party A is entitled to draw it from the sole account that Party B opened with Party A.

Article 8: Guarantee

1.	The type of Guarantee under the contract is Joint responsibility Guarantee provided by Party C.

2.	Party C acknowledges the loan purpose under the contract, provide the Guarantee for the loan of Party B with a free-will, the statement provided in the contract is his true representation.

3.
The period of Guarantee provided by Party C shall be 2 years starting from the date loan period expires. If the loan is declared due in advance by Party A, the period of Guarantee shall be 2 years starting from the date that the next day to declared expired day; With party C’s consent, an extension of the loan is carried out by both party A and Party B in accordance with the Contract, the Guarantee period shall be 2 years starting from the date that the next day of debt term expired date stipulated by the extension.

4.
The scope of the Guarantee including: principal, interest, overdue interest, penalty interest, compound interest, breach compensation, damage compensation, lawsuit fees, attorney fees and the expense caused to Party A to realize the Creditor’s right.

5.
Party C is a corporate, shall provide such following documents as Party A required: the latest real proof of the property, financial statement and other relevant documents and information; and provide Party A necessary assistance on reviewing the business operating, financial situation, etc; The Party C is a natural person, shall provide the Party A the proof of earning, business operating, family financial status.

6.	Party B fails to repay the due principal and interest (or declared due in advance) under the contract, Party A is entitled to withdraw from the account that party C opened with Party A.

Article 9: Breach of Faith

1.
Party A fails to release the loan to Party B, which causes losses to Party B, the breach compensation shall be provide to Party B in accordance with amount and delayed days, the amount of the compensation shall be  calculated in a way that is same to the overdue loan interest calculation.

2.	Party B, Party C breach the contract, the Party A may stop releasing loan, withdraw the released Principal and interest or take other actions like property preservation.

3.	Party B, Party C breach any clause of the contract, Party A may suspend granting credit line operation on above parties in a year starting from the date breaching contract.

4.
Party B fails to repay the debt fully on due date under the contract, Party A may charge Party B an overdue penalty interest at a rate of 150% of the contract lending interest rate and calculates by days, or a compound interest at the lending rate; Party B changes the loan purpose under the contract, a breach interest rate may be charged by Party B at a rate of 150% of the contract lending interest rate and calculate by days.

Article 10: Become effective, Alternation, Termination

1.
The contract shall be effective from the date the contract be signed or be sealed, terminated on the date when principal, interest, penalty interest, breach compensation, compound interest, damage compensation and other payable expense are repaid up. The Guarantee clause is independently valid in case that the other clauses become invalid.

2.
Such following events occurs to party B or Party C, Party A may terminate the Contract with a notice delivering to both above parties; withdraw back the principal and interest, and request Party B, Party B to provide the compensation caused by termination of the contract. If the termination is caused by Party B or Party C’s faults (levanting, address changed), which causes Party A not able to deliver the notice of contract termination, party A may publish an announcement on news papers to declare the Contract terminated.

(1)	Changes on corporation name, address, corporate representative, registered capital, contact telephone, capital structure, business practice; such changes are not provided to Party A in writing.

(2)
Changing subordinate relationship, transferring key officer from the management, amending articles of association, reforming organization structure, determining a material investing, in such events, Party fails to inform Party A in writing in 5 days.

(3)
business operating in a bad situation, financial situation worsening, involved into a material lawsuit or arbitration; To corporation, a production suspension, business suspension, out of business, be dismissed, be cancelled, business license withdrawn or be shut down, declared bankrupt, etc, in such events, Party fails to inform Party A in writing in 5 days.

(4)	Material changes on the marriage status or health status of the corporate representative or senior officer, in such event, Party fails to inform Party A in writing in 5 days.

(5)
Party B or Party C provides a guarantee to a third Party or engaged in a mortgage guarantee or a pledge guarantee for itself or others with its main assets, in such events, Party fails to inform Party A in writing in 5 days.

(6)	Party B fails to pay interest as scheduled, even in 10 days delay.

Article 11: Dispute Settlement

Any dispute rising out during the contract performing shall be resolved by a consultation among parties; failing in consultation, submit the dispute to a Court locates where Party A locating.

Article 12: Other Provision

Party A receives the Drawdown Notice from Party C, shall release the loan to Party B. otherwise, Guarantor may reject the Guarantee obligation.

Article 13: Appendix

1.
If any Mortgage (Pledge) guarantee provided by Party B or a thirty party to the repaying debt under the contract, the contract of the Mortgage (Pledge) guarantee shall be signed between Party A and Party B/the third party. If Party B’s debt under the Contract is guaranteed with Guarantee or Mortgage (Pledge), the Party A may chose any above method with a priority to carry out the guarantee obligation.

2.	During performing the contract, any guarantee join in, a additional Guarantee or Mortgage(Pledge) contract shall be signed between Party A and the guarantor added.

3.	This contract is made out in 3 copies, each for Party A, Party B, Party C, with the same legal effect.

Article 14 Note

Party A hereby reminds Party B and Party C to acknowledge any clause of the contract completely, accurately; Party A already made relevant explanation as required by another two parties, all parties have the same understanding to the meaning of the clause under the contact.

Lender: (seal)	Linshang Bank Co., Ltd Yishui Branch (sealed)

Principal: (Authorized Proxy):	/s/ WANG XINJUN

Borrower:	Shandong Longkong Travel Development Co., Ltd

(sealed)

Corporate Representative:	/s/ZHANG SHANJIU

(Or authorized proxy)

Guarantor:	Linyi Middle & small Scale Enterprise

Credit Guarantee Co., Ltd (sealed)

Corporate Representative:	/s/WANG SHUHE

(Or authorized proxy)